UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	June 30, 2005

Palm Harbor Homes, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

0-24268	59-1036634
(Commission File Number)	(IRS Employer Identification No.)

15303 Dallas Parkway, Suite 800, Addison, Texas	75001
(Address of Principal Executive Offices)	(Zip Code)

(972) 991-2422

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
Second Amended and Restated Compensation Agreement

Item 1.01 Entry Into a Material Definitive Agreement

On June 28, 2005, Palm Harbor Homes, Inc. (the “Company”) entered into the Second Amended and Restated Compensation Agreement (the “Agreement”) with Lee Posey. The Agreement is dated to be effective July 1, 2005 and replaces Amendment No. 1 to Amended and Restated Compensation Agreement dated to be effective March 29, 2002 which amended the Amended and Restated Compensation Agreement effective March 27, 1999.

The Agreement with Mr. Posey provides that he be paid $100,000 per year in monthly installments for his services to the Company as Chairman Emeritus for the eight years from July 1, 2005 through June 30, 2013. The agreement further provides that Mr. Posey or his spouse receive payments in the same amount and frequency in the event of Mr. Posey’s disability or death prior to June 30, 2013.

The Second Amended and Restated Compensation Agreement is filed as Exhibit 10.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

10.1	Second Amended and Restated Compensation Agreement between Palm Harbor Homes, Inc. and Lee Posey dated to be effective July 1, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2005

PALM HARBOR HOMES, INC.
By:	/s/ Larry H. Keener
Larry H. Keener
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Title

10.1	Second Amended and Restated Compensation Agreement between Palm Harbor Homes, Inc. and Lee Posey dated to be effective July 1, 2005.